Exhibit 99.1

NATIONAL DENTEX CORPORATION	FOR IMMEDIATE RELEASE:
2 Vision Drive	September 3, 2008
Natick, MA
(508) 907 — 7800
Contact:
     Richard F. Becker, Executive Vice President, Treasurer
NATIONAL DENTEX CORPORATION ANNOUNCES
ACQUISITION OF DENTAL ART LABORATORIES, INC.
NATIONAL DENTEX CORPORATION, NATICK, MASSACHUSETTS, September 3, 2008- National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced the acquisition of Dental Art Laboratories, Inc. of Lansing, Michigan. Dental Art had sales in excess of $7,500,000 in its last fiscal year ended December 31, 2007. Terms of the transaction were not disclosed.
Mr. David Brown, President & CEO, commented: “We are delighted today to welcome Dental Art into the National Dentex family of laboratories. From its Lansing location Dental Art has served dentists, universities and institutions throughout the state of Michigan and surrounding states since 1950. Dental Art is led by Dick Blundy and Bryan Medler who share a dedication and commitment to customers, community, employees and the dental industry. At National Dentex we have high regard for each of these values. The team they have built consists of long-tenured supervisors, managers, technicians and support personnel, averaging 18 years of industry experience and over 14 years of service to Dental Art’s clients. Over this period they have built a reputation for industry leading quality, consistency and service. We are excited to welcome this entire team to National Dentex and look forward to supporting and helping them continue their success.”
Mr. Brown further stated: “We continue to have discussions with a number of potential acquisition candidates. We remain firmly committed to our acquisition program and its potential to create value for shareholders.”
About National Dentex
National Dentex Corporation serves an active customer base of over 24,000 dentists through 48 dental laboratories located in 31 states and one Canadian province. National Dentex’s dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities law. Forward-looking statements include statements regarding National Dentex’s expectations, beliefs, assumptions, estimates, strategies, forecasts and projections regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect these forward looking statements and our future results include but are not limited to the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed; National Dentex’s ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care;

increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China; National Dentex’s ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold, platinum and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the NASDAQ Global Market; and other risks indicated from time to time in National Dentex’s filings with the Securities and Exchange Commission, particularly under Item 1A, “Risk Factors” of National Dentex’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. National Dentex assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.